                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES

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Pricing Supplement No. 21                                   Trade Date: 06/03/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 06/06/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is June 4, 2002

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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UDT8              $5,106,000.00              6.00%                  06/15/17                 100%


    Interest Payment
       Frequency                                      Subject to              Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption              (including the redemption price)
    ----------------        -----------------         ----------              --------------------------------
        12/15/02                   Yes                   Yes                           100% 06/15/03
     semi-annually                                                                semi-annually thereafter



                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer            Other Terms
    ---------------           -------------           -----------                ------            -----------
     $5,029,410.00             $76,590.00                $3.50             ABN AMRO Financial
                                                                             Services, Inc.
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